Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 317.817.4418 (Investors) Scott Galovic, Investor Relations 317.817.3228


         Conseco Reports Preliminary Fourth Quarter and Year-End Results

Carmel, Ind., March 17, 2008 - Conseco, Inc. (NYSE: CNO) today reported preliminary results for the fourth quarter and year ended December 31, 2007.

"Overall, we continue to make steady progress on our plans to position Conseco for future growth," CEO Jim Prieur said. "New business continues to be strong at Bankers and at Colonial Penn, and the expected future margins related to new business increased at Conseco Insurance Group despite declining sales. Asset quality has remained a high priority and our portfolio continues to perform within expectations. This is not to say that we are not without our challenges. We will continue to move forward with our strategies to further stabilize our long-term care closed block of business and fully remediate the material weakness in internal controls."

Preliminary results subject to change
As previously announced, the Company has been consulting with the staff of the SEC's Office of the Chief Accountant (the "SEC staff") regarding its accounting policy for long-term care premium rate increases, as described in the Summary of Significant Accounting Policies in Conseco's 2006 Form 10-K. As previously disclosed, Conseco has used a method which prospectively changes reserve assumptions for long-term care policies when premium rate increases differ from original assumptions. On February 28, 2008, the SEC staff informed Conseco of their view that the use of this method is not consistent with the guidance of Statement of Financial Accounting Standards No. 60, "Accounting and Reporting by Insurance Enterprises." The Company is continuing to evaluate the SEC staff's view, including its effects on the preliminary earnings reported herein and the possible effects in prior periods. Due to this ongoing evaluation, the Company has not completed its financial statements for the year ended December 31, 2007. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary adjustments that are identified before the Company completes its financial statements and files its Form 10-K for the year ended December 31, 2007.

"The delay in completing our financial statements is as frustrating for management as it is for shareholders. There is no difference in the economics of the long-term care business arising from the SEC's position; no changes at all in the cash flows or capital requirements - it is all about the timing of the recognition of earnings for a long term business," said Jim Prieur.

Preliminary fourth quarter 2007 results:
     o Net operating income (1) before valuation allowance for deferred tax assets: $18.8 million
     o Net operating income before valuation allowance for deferred tax assets per diluted share: 10 cents
     o Net loss applicable to common stock: $72.2 million (including $23.0 million of net realized investment losses and $68.0 million valuation allowance for deferred tax assets)
     o Net loss per diluted share: 39 cents (including 12 cents of net realized investment losses and 37 cents of valuation allowance for deferred tax assets)
     o Income before net realized investment losses, corporate interest and taxes ("EBIT") (2): $51.6 million
     o    Sales (3): $87.3 million



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
                                                                    Conseco (2)
                                                                 March 17, 2008

Preliminary full-year 2007 results:
     o Net operating loss (1) before valuation allowance for deferred tax assets: $50.2 million
     o Net operating loss before valuation allowance for deferred tax assets per diluted share: 37 cents
     o Net loss applicable to common stock: $210.1 million (including $77.8 million of net realized investment losses and $68.0 million valuation allowance for deferred tax assets)
     o Net loss per diluted share: $1.21 (including 45 cents of net realized investment losses and 39 cents of valuation allowance for deferred tax assets)
     o    EBIT (2): $(6.3) million
     o    Sales (3): $415.5 million

Preliminary financial strength at December 31, 2007:
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $24.28
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (4), was 21.0%

The Company currently estimates that adjustments to reflect the SEC staff's view may have the effect of reducing the preliminary loss reported above for the fourth quarter of 2007 by up to $5 million (or 3 cents per share) and reducing the preliminary loss for the year ended December 31, 2007 by up to $15 million (or 9 cents per share). The Company is working diligently to complete its financial statements and Form 10-K for the year ended December 31, 2007, as soon as possible (expected to be no later than March 28, 2008).

As announced in the Company's February 25, 2008 press release, due to the significance of errors identified in completing the December 31, 2007 financial statements (the majority of which were identified during the procedures performed in an effort to remediate the material weakness in internal controls disclosed in its 2006 Form 10-K and subsequent quarterly filings with the SEC), Conseco will restate its financial statements for the years ended December 31, 2006 and 2005, along with affected selected financial data for 2004 and 2003 and the first three quarters of 2007. Therefore, the previously issued financial statements of the Company for those periods should no longer be relied upon.

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
                                                                    Conseco (3)
                                                                 March 17, 2008

Preliminary operating results
Results by segment for the quarter and year were as follows ($ in millions, except per share data):

                                                                                   Three Months Ended        Year Ended
                                                                                      December 31,          December 31,
                                                                                          2007                  2007
                                                                                          ----                  ----
EBIT (2), excluding costs related to a litigation settlement and loss related to a coinsurance transaction:
  Bankers Life....................................................................       $ 58.3               $ 233.0
  Conseco Insurance Group.........................................................          7.7                 102.7
  Colonial Penn...................................................................          (.2)                 18.1
  Other Business in Run-off.......................................................        (11.3)               (202.4)
  Corporate Operations, excluding corporate interest expense......................         (2.9)                (16.8)
                                                                                         ------               -------

        EBIT, excluding costs related to a litigation settlement and loss related
        to a coinsurance transaction..............................................         51.6                 134.6

Costs related to a litigation settlement..........................................          -                   (64.4)
Loss related to a coinsurance transaction.........................................          -                   (76.5)
                                                                                         ------               -------

       Total EBIT.................................................................         51.6                  (6.3)

Corporate interest expense........................................................        (19.1)                (72.3)
                                                                                         ------               -------

       Income (loss) before net realized investment losses and taxes..............         32.5                 (78.6)

Tax expense (benefit) on period income............................................         13.7                 (28.4)
                                                                                         ------               -------

     Income (loss) before net realized investment losses and valuation allowance
     for deferred tax assets......................................................         18.8                 (50.2)

Valuation allowance for deferred tax assets.......................................         68.0                  68.0
                                                                                         ------               -------

     Net loss before net realized investment losses...............................        (49.2)               (118.2)
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          -                   (14.1)
                                                                                         ------               -------

     Net operating loss...........................................................        (49.2)               (132.3)

Net realized investment losses, net of related amortization and taxes.............        (23.0)                (77.8)
                                                                                         ------               -------

     Net loss applicable to common stock..........................................       $(72.2)              $(210.1)
                                                                                         ======               =======

Per diluted share:
     Net operating income (loss) before valuation allowance for deferred tax assets       $ .10                $ (.37)

     Valuation allowance for deferred tax assets..................................         (.37)                 (.39)
                                                                                          -----                ------

     Net operating loss...........................................................         (.27)                 (.76)

     Net realized investment losses, net of related amortization and taxes........         (.12)                 (.45)
                                                                                          -----                ------

     Net loss applicable to common stock..........................................        $(.39)               $(1.21)
                                                                                          =====                ======


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                                                                     Conseco (4)
                                                                  March 17, 2008

In the fourth quarter of 2007, several items had noteworthy impacts on our results:
     o Earnings in the Conseco Insurance Group segment were negatively affected by the adjustments we made to our estimates of future profits for certain interest-sensitive life blocks of business. These adjustments resulted in increases to amortization expense and policyholder benefits totaling approximately $17 million.
     o Earnings in the Conseco Insurance Group segment were also negatively affected by $4.2 million of trading losses related to the termination of interest rate swap agreements held in our trading portfolio.
     o Earnings in the Colonial Penn segment were negatively impacted by $8.4 million of expense related to the introduction of Medicare Advantage products through this distribution channel.
     o Based on our evaluation of deferred tax assets, we determined the need to increase the valuation allowance by $68.0 million (primarily related to tax benefits resulting from the losses recognized in 2007).
     o We recognized net realized investment losses of $23.0 million, including losses related to impairments of $16.1 million.

Sales results
At Bankers Life (career distribution), total sales in 4Q07 were $58.3 million, up 4% over 4Q06. For the year, Bankers' sales were up 10% from 2006, to $294.4 million. In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry Health Care, distributes risk-share Medicare prescription drug program (PDP) and private-fee-for-service plan (PFFS) through their career agents.

At Conseco Insurance Group (independent distribution), total sales, including sales of PDP through Coventry, in 4Q07 were $19.7 million, down 18% from 4Q06. For the year, sales fell 21% from 2006, to $78.8 million. This segment continues to focus sales efforts on higher-margin products.

At Colonial Penn (direct distribution), total 4Q07 sales were $9.3 million, up 25% over 4Q06 as we continue to benefit from our investment in marketing. For the year, sales rose 27% over 2006, to $42.3 million.

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
                                                                    Conseco (5)
                                                                 March 17, 2008

Conference Call
The company will host a conference call to discuss results at 1:00 p.m. Eastern Daylight Time on March 17, 2008. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Monday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

---------------------------------------------------------
(1) Management believes that an analysis of Net Income (Loss) applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.
(3) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $310 per enrolled policy, PFFS sales equal $2,100 per enrolled policy.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 22.1% and $22.80, respectively, at December 31, 2007.

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
                                                                    Conseco (6)
                                                                 March 17, 2008

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (ii) mortality, morbidity, usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iii) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (iv) the recoverability of our deferred tax asset; (v) changes in accounting principles and the interpretation thereof; (vi) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (vii) performance of our investments; (viii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (ix) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (x) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xi) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xiv) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; and
(xvi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - Tables Follow -

                                                                    Conseco (7)
                                                                 March 17, 2008

                         CONSECO, INC. AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEET DATA - Preliminary (see note)
                              (Dollars in millions)

                                                                                                        December 31,
                                                                                                            2007
                                                                                                            ----
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       December 31, 2007 - $20,992.7).....................................................               $20,510.9
     Equity securities at fair value (cost: December 31, 2007 - $34.0)....................                    34.5
     Mortgage loans.......................................................................                 2,086.0
     Policy loans.........................................................................                   370.4
     Trading securities...................................................................                   665.8
     Other invested assets ...............................................................                   134.3
                                                                                                         ---------

       Total investments..................................................................                23,801.9

Cash and cash equivalents.................................................................                   428.6
Accrued investment income.................................................................                   319.3
Value of policies inforce at the Effective Date...........................................                 1,734.1
Cost of policies produced.................................................................                 1,423.0
Reinsurance receivables...................................................................                 3,592.8
Income tax assets, net....................................................................                 1,923.8
Assets held in separate accounts..........................................................                    27.4
Other assets..............................................................................                   289.6
                                                                                                         ---------

       Total assets.......................................................................               $33,540.5
                                                                                                         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products...................................................               $26,713.0
     Other liabilities....................................................................                   510.0
     Investment borrowings................................................................                   913.0
     Notes payable - direct corporate obligations.........................................                 1,193.7
                                                                                                         ---------

       Total liabilities..................................................................                29,329.7
                                                                                                         ---------

Commitments and Contingencies

Shareholders' equity:
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: December 31, 2007 - 184,652,017)..................................                     1.9
     Additional paid-in capital...........................................................                 4,068.6
     Accumulated other comprehensive loss.................................................                  (273.3)
     Retained earnings....................................................................                   413.6
                                                                                                         ---------

       Total shareholders' equity.........................................................                 4,210.8
                                                                                                         ---------

       Total liabilities and shareholders' equity.........................................               $33,540.5
                                                                                                         =========

Note: This preliminary consolidated balance sheet data is subject to change to reflect any necessary adjustments that are identified before the Company completes its financial statements and Form 10-K for the year ended December 31, 2007.


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
                                                                    Conseco (8)
                                                                 March 17, 2008



                         CONSECO, INC. AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF OPERATIONS DATA - Preliminary (see note)
                  (Dollars in millions, except per share data)


                                                                     Three months ended            Year ended
                                                                        December 31,               December 31,
                                                                            2007                       2007
                                                                            ----                       ----
Revenues:
   Insurance policy income..................................              $  814.7                  $3,167.3
   Net investment income....................................                 333.5                   1,536.6
   Net realized investment losses...........................                 (36.6)                   (155.4)
   Fee revenue and other income.............................                   6.3                      23.8
                                                                          --------                  --------

       Total revenues.......................................               1,117.9                   4,572.3
                                                                          --------                  --------

Benefits and expenses:
   Insurance policy benefits................................                 804.9                   3,453.8
   Interest expense.........................................                  32.5                     117.3
   Amortization.............................................                 127.2                     454.5
   Costs related to a litigation settlement.................                   -                        64.4
   Loss related to an annuity coinsurance transaction.......                   -                        76.5
   Other operating costs and expenses.......................                 156.2                     604.1
                                                                          --------                  --------

       Total benefits and expenses..........................               1,120.8                   4,770.6
                                                                          --------                  --------

       Loss before income taxes.............................                  (2.9)                   (198.3)

Income tax expense (benefit):
       Tax expense (benefit) on period income...............                   1.3                     (70.3)
       Valuation allowance for deferred tax assets..........                  68.0                      68.0
                                                                          --------                  --------

       Net loss.............................................                 (72.2)                   (196.0)

Preferred stock dividends...................................                   -                        14.1
                                                                          --------                  --------

       Net loss applicable to common stock..................              $  (72.2)                 $ (210.1)
                                                                          ========                  ========

Loss per common share:
   Basic:
     Weighted average shares outstanding....................           185,687,000               173,374,000
                                                                       ===========               ===========

     Net loss...............................................               $  (.39)                  $ (1.21)
                                                                           =======                   =======

   Diluted:
     Weighted average shares outstanding....................           185,687,000               173,374,000
                                                                       ===========               ===========

     Net loss...............................................               $  (.39)                  $ (1.21)
                                                                           =======                   =======

Note: These preliminary results are subject to change to reflect any necessary adjustments that are identified before the Company completes its financial statements and Form 10-K for the year ended December 31, 2007.


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                                                                    Conseco (9)
                                                                 March 17, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                      Three months ended      Year ended
                                                                                         December 31,         December 31,
                                                                                             2007                2007
                                                                                             ----                ----
Bankers Life segment:
  Annuity...........................................................................         $221.9            $  885.5
  Supplemental health...............................................................          420.4             1,546.1
  Life..............................................................................           50.7               200.0
                                                                                             ------            --------
  Total collected premiums..........................................................         $693.0            $2,631.6
                                                                                             ======            ========
Conseco Insurance Group segment:
  Annuity...........................................................................         $ 58.0            $  368.6
  Supplemental health...............................................................          147.2               594.4
  Life..............................................................................           68.8               287.3
                                                                                             ------            --------
  Total collected premiums..........................................................         $274.0            $1,250.3
                                                                                             ======            ========
Colonial Penn segment:
  Life..............................................................................          $31.7              $113.7
  Supplemental health...............................................................            2.5                10.4
                                                                                              -----              ------
  Total collected premiums..........................................................          $34.2              $124.1
                                                                                              =====              ======
Other Business in Run-off segment:
  Long-term care....................................................................          $74.4              $305.8
  Major medical.....................................................................             .6                 2.3
                                                                                              -----              ------
  Total collected premiums..........................................................          $75.0              $308.1
                                                                                              =====              ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS
                            - Preliminary (see note)

                                                                                        Three months ended     Year ended
                                                                                           December 31,        December 31,
                                                                                               2007               2007
                                                                                               ----               ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $159 million     $644 million
  Benefit ratio(a)......................................................................           67.6%            67.2%
PDP and PFFS:
  Earned premium........................................................................     $90 million     $271 million
  Benefit ratio(a)......................................................................           83.6%            85.1%
Long-Term Care:
  Earned premium........................................................................    $156 million     $621 million
  Benefit ratio(a)......................................................................          102.3%           102.6%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           70.2%            71.4%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $55 million     $231 million
  Benefit ratio(a)......................................................................           66.0%            67.6%
Specified Disease:
  Earned premium........................................................................     $89 million     $359 million
  Benefit ratio(a)......................................................................           80.6%            77.8%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           46.5%            44.7%
Other Business in Run-off segment:
  Earned premium........................................................................     $77 million     $312 million
  Benefit ratio(a)......................................................................          148.3%           194.0%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           83.9%           132.8%

---------------------------------------
(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for

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
                                                                   Conseco (10)
                                                                 March 17, 2008

     as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

     Note: These preliminary benefit ratios are subject to change to reflect any necessary adjustments that are identified before the Company completes its financial statements and Form 10-K for the year ended December 31, 2007.

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